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                                                                   Exhibit 23(b)



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference herein of our report dated January 16, 2001, with respect to the consolidated financial statements of National City Bancorporation included in its Annual Report to Shareholders which is incorporated by reference in its Annual Report on Form 10-K incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Marshall & Ilsley Corporation for the registration of 5,850,000 shares of its common stock.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
May 30, 2001